Exhibit 99.3

ATI Physical Therapy – Investor Presentation Transcript

Fortress Value Acquisition Corp. II & Advent-Backed ATI Physical Therapy

Merger Announcement

February 22, 2021

CORPORATE PARTICIPANTS

Drew McKnight, Chief Executive Officer, Fortress Value Acquisition Corp. II

Labeed Diab, Chief Executive Officer, ATI Physical Therapy

Joseph Jordan, Chief Financial Officer, ATI Physical Therapy

PRESENTATION

Drew McKnight:	Welcome everyone. My name is Drew McKnight, CEO of Fortress Value Acquisition II.

We’re very pleased to announce today the merger between Fortress Value Acquisition II and ATI Physical Therapy.

We are extremely excited about the opportunity to work together with this great management team and Advent. I’ll turn it to Labeed and Joe for quick introductions.

Labeed Diab:	Thanks, Drew. My name is Labeed Diab and I have the pleasure of leading our organization as CEO. I started with our company in February of 2019, after spending a significant portion of my career in the pharmacy and drugstore industry; organizations like Walmart, as President of Health and Wellness for the U.S., and at Humana as President of Pharmacy Solutions where pricing, and cost pressures changed the competitive landscape, and reshaped the industry.

Those same, exact forces are impacting the PT industry now, and I have navigated this exact situation before, and successfully grew market share. I am thrilled to be here, and excited to share our story, and the journey we’re about to take. Joe, let me turn it over to you.

Joseph Jordan:	Thank you, Labeed. As Labeed mentioned, my name is Joe Jordan. I am the CFO of ATI. I joined the company in 2018. During my tenure here, I have been heavily focused on building up our infrastructure and setting up our scalable support platform.

I believe that our Platform allows us to take advantage of the growth opportunities in front of us as it relates to M&A, and as it relates to De Novos.

The infrastructure that we put in place is paying great dividends for us and it’s something that personally excites me about ATI’s future.

That’s a little bit about my background. And with that, let me turn it back to Drew to talk a little bit about Fortress’ involvement.

Drew McKnight:	Thanks, Joe, and thanks, Labeed. Moving past slide 3, onto slide 4, here’s a brief overview of the Fortress SPAC business, this is actually our third SPAC that we’ve sponsored. The previous two have both completed mergers, the first, Mosaic Acquisition, merged with Vivint Smart Home early last year in 2020, and has seen great share price performance.

And our second SPAC, Fortress Value Acquisition I, merged with MP Materials later last year in November, and is also seeing strong stock performance.

ATI Physical Therapy – Investor Presentation Transcript

We view the SPAC business as a core tenant within our credit work stream, and as an equity capital solution in situations where we are familiar with the company, yet they’re looking for a different type of solution.

And we believe ATI fits that bill perfectly. We’ve actually been involved in ATI going back to 2010 with two previous sponsors

Moving onto slide 5, let’s talk about the transaction. We’re incredibly excited about ATI and the purchase price that we’re going in at. At 14 times EBITDA, we believe we’re at a healthy discount to the clear comp USPH, as well as other high value, high growth businesses that we believe ATI ultimately will outperform.

Advent International, the current sponsor is not selling any shares and rolling their entire stake. The management team is also rolling their entire stake. Furthermore, Fortress has agreed to defer our entire promote into an earn-out structure, aligning us with the public shareholders and PIPE investors.

We believe this strong alignment is incredibly important and sets us up for success over the long-term, and is a sign of our confidence, Advent management team, and Fortress all have in the business. With that, let’s move onto slide 6 and hear from Labeed about the investment thesis.

Labeed Diab:	Thanks, Drew. This slide sets the context for the remainder of the deck that we’re going to cover. This is what gets me excited on a day in and day out basis. I would like to go through the eight buckets, and then we’ll dive into a bit more detail.

First of all, we are a part of a very large, growing industry that we believe is on the right side of healthcare. And what do I mean by the right side of health care? We offer an alternative in physical therapy that is a lower cost versus MRIs and CAT scans; lower cost versus prescriptions and drugs, like opioids; and definitely, lower costs versus surgeries and long hospital stays.

Number two, we have an industry-leading platform that is driving differentiated outcomes. And you’ll see later in the deck that through the utilization of data and analytics, and external validation, our outcomes stand out versus the industry benchmarks.

Number three, we have very strong historical growth and momentum. And that’s come by way of same store growth De Novo growth, and M&A.

Fourth, we have a unified brand with local market strategy delivering same clinic growth. Having one name, one brand across the entire, almost 900 clinics is a differentiator in this industry, and a differentiator when compared to our publicly traded competitors.

ATI Physical Therapy – Investor Presentation Transcript

I believe this is important for our patients; important for our referral resources; and it is becoming clearly evident, very important to the payers.

Next, we will talk about our De Novo program. We’ve opened more than 300 clinics since 2016 through our De Novo program, and we have identified an additional 900 clinics that can be opened over the next ten years, which Joe will talk about later.

Number 6, is M&A, Joe will discuss our M&A platform and why we will be the acquirer of choice. We did over 50 acquisitions between 2010 and 2016, at which point we started investing in our platform, slowed our M&A, and focused on our De Novos.

But we are now ready and primed, and we believe we will be the acquirer of choice for M&A opportunities.

Next, we’ll talk about some significant opportunities that are helping us accelerate growth. Some of those are strategic partnerships, some of those are expanding our offering in terms of the type of physical therapy that we’re offering in our clinics.

And then last but not least, I will touch on our extremely experienced and public-ready management team.

Moving to slide 8, I’d like to talk about why we are the premier outpatient physical therapy platform. If you look at the left-hand side, we are the largest single-branded physical therapy provider by clinic count that is wholly owned across 25 states with almost 900 clinics.

We have a purpose built EMR that helps our clinicians avoid compliance and billing risks. This EMR also has a database of over two million unique patient cases measuring outcomes.

And that’s critical because our treatment protocols are guided by our EMR. So whether you’re being seen in the East Coast, the West Coast, South, or Central, you have access to the exact same optimized treatment protocols based on real world evidence from over two million unique patient cases that allow our therapists to deliver a high standard of care that exceeds the knowledge and experiences of any one individual clinician. Again, this is different than our competitors and different than anyone in the industry.

In our clinics, we use a team-based care approach model. We work with our physical therapists, our physical therapy assistants, and our operation support specialists to deliver quality care.

ATI Physical Therapy – Investor Presentation Transcript

So when you come into one of our clinics, you may be seen by a physical therapist or by a physical therapy assistant, depending on the complexity of the situation, and the treatment models that you need in correlation with the referring physician.

Next, something that we’re extremely proud of is we were certified as a Great Places to Work. Our organization has a fantastic culture, a very high retention, low turnover. When I joined the organization a couple years ago, I saw something special, and we wanted that validated. So we brought in Great Places to Work to validate.

The lower left-hand quadrant of the slide just shows you our diversified payer mix, roughly 50% commercial, 25% Medicare and Medicaid, and 25% worker’s comp, and other. Another highlight on this page that we’re proud of is our Net Promoter Score. The consumer has a choice of where they want to go, and they demand great service.

And I am extremely proud of the fact that we had a 79 NPS which is rare in this industry or any industry. I’m very proud of the team, and very proud of this accomplishment.

Turning to slide 9, I want to focus your attention on a couple of things. First of all, the red bubble at the bottom of the slide is our core addressable market. The outpatient PT industry is a large industry at $22 billion. When looking at the top ten players in this industry, whether public, or privately held, collectively, they operate less than 15% of all clinics.

There is a significant upside for ATI to continue to grow. The other thing that is intriguing, and something that I’m personally very excited about is the broader circle, the musculoskeletal treatment, $300 to $400 billion. There is a significant opportunity for our company as the industry continues to shift towards outpatient care to capture spend from this bubble.

When you use physical therapy as a first-line and a first line of treatment, it is a very cost-effective care model. And it will be increasingly important, and I’ll show you later how we’re shifting some of the spend into the outpatient PT industry. Again, it’s something that we’re very excited about.

On the right hand of the slide, you’ll see that when PT is used as a first line for lower back pain, for example, research finds that the probability of an ER visit decreases by 15%, the utilization of advanced imaging services decreases by 28%, and the probability of having an opioid prescription decreases by almost 90%.

ATI Physical Therapy – Investor Presentation Transcript

So again, very critical as we continue to educate our patients, our referral resources, that PT can reduce costs, improve outcomes, and be a very critical component of the healthcare ecosystem.

If we go to slide 10, you’ll see here, we are leading the evolution of the industry. On the left-hand side of the slide, the industry sits in physical therapy 1.0. Physician refers the patient, they give siloed care, and it’s a fee-for-service.

On the right-hand side of the slide, ATI is at physical healthcare 2.0. There are four focuses for us. Number one is a consumer driven healthcare, the consumer has a choice, and they’re voting where to go.

And I couldn’t be more proud of the service that we provide. And you see our CareWire ratings, our Google ratings, and you heard me mention our NPS scores.

Number two, we’re offering an integrated care delivery model and team-based care. You come into our clinic, and depending on the complexity of your injury, you could be seen by a physical therapist. If it’s less complex, you could be seen by a PTA, or it could be an OSS. Again, deep operating, team-focused performance, that is connected to the physicians, and therapists that we work with.

Third, upfront, conservative care. This is all based on data and clinical guidelines supported by real-world evidence. So when you walk into one of our clinics, the treatment models are consistent across every one of our clinics from East to West to South.

Last but not least is the fee-for-outcomes. This is unique to the industry. Our EMR has a database of over two million cases, and we have superior outcomes versus the industry. This is becoming extremely meaningful for payers and for physicians.

This slide talks about what we’ve done over the last three years to make sure that our platform is built for scalability. Between 2017 and 2018, we invested in our systems. We now have a very stable, reliable system that is performing, executing seamlessly, and ready for growth. We enhanced our back-office processes and controls which positions us to scale; and invested in our rev cycle management function to position us for growth.

Between 2018 and 19, we invested in people, vertically and horizontally across the entire organization from the executive leadership down to our clinic level. We improved our De Novo infrastructure, and you’ll hear Joe talk about that. we also invested and enhanced our go to market sales and market capabilities.

ATI Physical Therapy – Investor Presentation Transcript

In 2020, we invested in clinical optimization. This is when COVID hit and the highlight that I’ll share with you here is within four weeks of COVID hitting, we launched and introduced ATI Connect, our telehealth offering. And since its inception, we’ve seen over 36,000 visits in our telehealth offering.

Now, I want to be very clear, this does not replace the in-clinic hands-on approach to treat and get a patient well. But this gives them the choice, if they are not comfortable because of COVID, if they are busy, and they can’t come in for their visit, that they have an opportunity to go through telehealth, or get diagnosed through telehealth.

This is a very busy slide but it’s important for me to ground you on the fact that our platform is delivering great and differentiated outcomes. I referenced our EMR. Our EMR takes billing and compliance risk away, focusing our clinicians on their patients, allowing them to practice at the top of their license, and again, delivering consistent treatment models.

In the middle of the page, you see a sample of a clinician scorecard. Because of our EMR, and because of the data, because of our focus on superior outcomes, we actually produce a clinician scorecard for every one of our employees across the country, showing them how they measure versus our protocols, and the outcomes that we expect. We also produce these clinical scorecards for our physicians, which creates a really close connectivity when we think about team-based care.

In the lower quadrant, you’ll see some examples of what we call clinic performance analytics. We have tools that allow us to track and report KPIs at the clinic level and at the clinician level, including productivity, quality, and outcomes. Our data allows us to run the business, and continue helping our clinicians run the business through the mission and margin aspect of being an operator.

All that leads us to the right-hand side of the slide, and you see there, our superior clinical outcomes, and the benchmarks versus the industry. And we highlight here, just the back, the shoulder, and the knee.

You can see where ATI outperformed the industry. That becomes critically important and a very significant value prop to all stakeholders, from a patient perspective, to provider perspective, and definitely to a payer.

Let’s go to slide 13, and just continue the dialogue on payers, and how we’re leveraging the value prop to drive results with payers. It starts with people. We went out in the last year and a half and hired some industry experts. Joe Zavalishin, who is a member of my team, is a 25-year veteran that led payer operations for Optum, Walgreens, and Aetna.

ATI Physical Therapy – Investor Presentation Transcript

And then, in 2020, we complemented his team by bringing on Amber Compton, who is a 30-year veteran in the payer industry between Express Scripts and Walgreens. Very proud of the team and very proud of the work that they’re doing.

When we think about the value proposition for payers, it is exactly what ATI is doing, and that’s why we are excited about the fact that we can now go have conversations with commercial payers and government payers around value-based outcomes. When you think about what the payers are demanding, they’re demanding customer satisfaction, great outcomes, and lower cost.

We have a very high customer satisfaction score, As I mentioned before, our NPS is at 79.

Number two is we have a large and a growing proprietary database with over two million unique patient cases that demonstrate outcomes and produce data compared to the industry averages. We have consistency in care. And then last but not least, we are a lower cost modality and have the capability and infrastructure to take on MSK risk. And I’ll show you an example and a case study of that shortly.

This is just a snapshot of our leadership team. I’ve been working for 30 years in healthcare and healthcare services, and this is the strongest team that I’ve ever worked with and compiled. Our team is deep, and experienced, and public-ready for this next journey of our company.

Let’s now shift, and start talking about the three pillars of growth, and the strategy that is driving our robust growth. Our pillars of growth are; same clinic growth, De Novos, and M&A opportunities. I will talk about how we drive same store clinic growth and Joe will discuss buckets number two and three.

If we go to slide 17, we have a track record of driving strong same clinic volume growth. We have developed strategies at the local level that are very customized to unique conditions and opportunities in respective localities.

Our sales and marketing teams spend a significant amount of time driving referrals and increasing conversion rates by the use of data and analytics. We have a multi-channel approach to driving clinic volumes, and our systems and staffing models maximize clinic level productivity.

And you can see on the right-hand side, we have laid out our same clinic volume growth as we compare ourselves to our publicly traded competitor, USPH. We are extremely proud of these volumes and the same clinic growth.

ATI Physical Therapy – Investor Presentation Transcript

If we go to slide 18, we continue to share with you some multi-channel same clinic volume funnels. When we think about providers, as I talked about the physicians, and the referral resources, we’ve had very hyper-local strategies with analytics that identify incremental referral opportunities. We have a data driven approach to coverage based upon MD opportunity.

I know, the map below is very hard to see. But I just want you to be oriented to the fact that we use extreme precision, a lot of data, and analytics in terms of our referral resources.

In the middle of the page, just to touch on consumers, we have very convenient clinics at highly attractive retail locations. We offer extended hours, it’s important that the patient has the ability to see their provider when they want based on convenience. So we no longer serve the patient just on a Monday through Friday, 9:00 to 5:00 basis, like a lot of healthcare service providers, but at ATI, you can be seen in the evening, and you can be seen on the weekends.

And again, we believe our superior reputation management between our Google star ratings, our CareWire ratings, and NPS are extremely important to the consumer.

The third bucket that’s exciting is the direct-to-employer opportunity. And this is something that is very new for the industry, and fairly new to ATI. But this is aimed at helping self-insured employers decrease that MSK spend by encouraging patients to use PT first.

So if you remember that big red bucket that we talked about, the $300 to $400 billion; and shifting that customer to the outpatient retail model. And this is something that we’ve embarked on that we do not believe anyone else in the industry is currently doing. And if I can take us to slide 19, I will spend a few minutes here detailing what that means.

We call this program ATI FIRST. It is a direct-to-employer self-insured opportunity. Value-based arrangements like ATI FIRST are a significant opportunity for us. And we think risk bearing entities like payers and self-insured employers are looking for these exact programs across all segments of care delivery.

As I mentioned, we think no one in the PT industry is capable of taking such risks because no one else is structured or positioned to execute in any substantive way against this opportunity. We believe we are the only organization that has the platform and tools to make this work. We have a national presence with local density and a De Novo capability to add where warranted.

ATI Physical Therapy – Investor Presentation Transcript

Second, we’re a wholly owned network model with an ownership structure that doesn’t create in-market competitive dynamics. And by that, I mean, because we’re wholly owned, our clinics are all under one name, one brand, and our locations don’t compete with each other. We have a unified national brand that reduces confusion and friction for employees and for program participants, and we have a common EMR.

If I can focus your attention to the middle of the page, we have demonstrated saving through this case study, and an example of an organization that we partnered with in the Midwest to deliver the right access for the right care at the right time. We saved this organization an estimated $9.4 million in one year.

And you see the breakdown, that was an 8% decrease in MRI spend, over a million dollars; a 68% decrease in surgical and injection spend; and almost a 30% reduction in total cost of physical therapy claims. This is a significant value to ATI and I believe represents a very significant opportunity in the industry. It’s something that I’m extremely excited about.

Let’s go to slide 20, I just want to touch on a few other opportunities that are helping us and will continue to help us drive same store clinic growth. On the left-hand side, we’ve embarked on something that we’re calling Xperience ATI. And this is basically the digitalization process of the front end.

I think all of you have experienced going to a healthcare service provider, whether it’s your primary care physician, your dentist, your optometrist, and you’ve been a patient for the last two years. But when you walk into that visit, they act like they’ve never seen you before. And so, what we’re doing is we’re digitalizing that process to create a seamless and customer friendly experience.

So when you walk in, all of that has been taken out of the way, performed on your phone, performed on a device. And when you walk in, you’re there to see a clinician, giving you more time with a professional, and giving them more time to practice at the top of their license.

Earlier I referenced our telehealth ATI Connect offering. This is something that we’re very excited about. Again, to be clear, this doesn’t replace the importance of being seen in the clinic but it gives us the ability to deploy in regions without a physical location, but where we have a statewide payer contract.

And the state of Texas is a perfect example of that. We operate today with clinics in Dallas, San Antonio, and in Austin but not in Houston. Yet we are seeing patients through our ATI Connect and telehealth offering in the city of Houston.

ATI Physical Therapy – Investor Presentation Transcript

From a new channel’s perspective, we have demonstrated benefits to other medical specialties. So we’re working with oncologists, and working with limb loss organizations to be the provider of choice for therapy. And again, this is the expansion of our offering inside of an ATI clinic. That way, we are comprehensive and keeping that patient inside for all of their needs.

And then, the last thing I’ll focus your attention on is the very right-hand side of the slide, the physical healthcare 2.0 partnerships. I am very excited about partnering with retail and payer organizations. These retailers have built out these healthcare hubs where they’re bringing in primary care, imaging, dentistry and optical.

And we feel like there’s a significant opportunity for us to integrate and be a part of those healthcare hubs.

With that, let me turn it over to my partner, Joe, to walk you through a few things, but in particular, De Novo and M&A.

Joseph Jordan:	Thanks, Labeed. Labeed introduced the three core pillars of growth for ATI; and provided detail surrounding the many ways we drive same clinic growth.

The second core pillar, which I’ll cover is the De Novo program.De Novos have been an important pillar of growth throughout ATI’s history. It is certainly something that has separated us from our peers and I believe provides us with a competitive advantage as we move forward.

On slide 21, we show a snapshot of our De Novo history since 2016. Over that period of time, we have successfully launched approximately 300 De Novos. Those De Novos have demonstrated consistent and predictable growth with compelling unit economics which demonstrates ATI’s proven track record of driving growth and value creation through De Novos. Our track record is part of what provides us confidence in the future, as we seek to continue to drive growth through this core pillar.

As we turn to slide 22, I will go a click deeper into the economics of our De Novos. The graphs at the bottom of slide 22 illustrate the De Novo ramp curve by cohort, and demonstrate the high level of consistency and predictability across cohorts that I previously mentioned.

Additionally, with implied multiples of approximately two times, we think that De Novos are an extremely attractive use of capital that drives value creation to our shareholders. It is why De Novos have been such an important part of our growth, historically, and why we believe De Novos will continue to be an important part of our growth in the future.

ATI Physical Therapy – Investor Presentation Transcript

Turning to slide 23, I will discuss our process for identifying De Novo sites. At its core, our process is deeply rooted in analytics and involves a cross functional connection. We utilize our operators, who get feet on the ground, touching, and feeling the proposed sites. We also involve HR, from a human capital perspective, sales and marketing from a go to market strategy, finance, and of course, our De Novo team.

We’ve built up proprietary tools over time, and we’ve integrated several data sets into our process. Those data sets are represented by the bubbles on the left-hand side of slide 23. We use the data we have and the tools that we’ve built to inform our market prioritization at the macro level. What markets do we want to go into? And from there, we hone in at the micro level to get down to site selection. And when we get to the micro level, we’re ultimately looking at one by one square mile geocodes.

We are considering data related to population density, demographics, PT utilization in the area... Where is the competition and what gaps exists in the geocode?

As we hone in on the specific site, we get all the way down to the traffic patterns on the roads that we’re considering putting a De Novo. All of that is to say that our process is extremely granular and analytically driven, and enhanced by the strong cross functional connection we have built.

Our process is why we’ve been so successful in the past, and provides us confidence in our continued success in the future as we open more De Novos.

Turning to slide 24, we’ve utilized the tools in the process I just discussed, to identify the whitespace in front of us. And using those tools, we’ve identified nearly ten years of whitespace and approximately 930 future clinics in existing regions and new regions within current states. This does not contemplate our entry into new states.

We have a tremendous amount of whitespace in front of us to continue to drive growth. De Novos are part of our DNA at this point. We are actively sourcing De Novos each and every day. For 2021, we have approximately 120 De Novos sourced, our current business plan contemplates opening 75 clinics this year.

Overall, as I reflect on De Novos, the significant whitespace opportunity in front of us and our demonstrated track record of success gives us as a team a great deal of confidence in continuing to drive future growth through the De Novo process.

ATI Physical Therapy – Investor Presentation Transcript

Let’s turn to slide 25, and I’ll talk about the third pillar of growth, M&A, which has been and continues to be an important pillar of growth for ATI. As you can see on the left-hand side of slide 25, the PT industry remains highly fragmented.

There are a number of local and regional operators, as well as middle market PE backed companies; and of course, our public competitor USPH, ATI, and then Select Medical which isn’t a pure play PT provider, but does have outpatient PT. Overall, the market dynamics provide significant opportunity to acquire middle market businesses, as well as local and regional players.

The platform that we’ve built at ATI, the footprint we have nationally, and the brand name – as Labeed mentioned, we’re the largest single branded PT provider in the country – makes us an acquirer of choice, and it provides us an advantage when it comes to M&A.

Throughout our history, ATI has leveraged M&A significantly to build up our platform, about half of our clinics have come through M&A with the other half coming from De Novos. Over the past few years, we focused on building up our infrastructure so that we can scale even more efficiently as we continue to execute upon growth in the future.

At the same time, we also built up our M&A team, and that team is having ongoing discussions with numerous targets in our pipeline.

With the platform we have built, and the experienced team we have in place, ATI will be able to take on M&A and grow very efficiently. While M&A is not something that we’ve built into our models, coming out of this transaction, we expect to have a conservative capital structure in place that provides us with the flexibility to execute upon M&A opportunities, and further accelerate growth.

Next, let’s turn to the financial summary, and move to slide 27. Slide 27 outlines our growth since 2017, and projects out through 2022. Overall, as I’ve mentioned, we spent 2018 and 2019 investing in, and building up our scalable infrastructure. Over that period of time, our focus was on organic growth, which meant driving same store, and De Novo growth.

As you can see on the charts, we were able to successfully grow the top line organically, and at the same time, expand our margins because of the investments that we had made in our infrastructure. We continued our momentum in early 2020, driving further growth in the business.

When COVID hit, COVID certainly created a disruption in our business. There was a slowdown in elective surgeries, less overall activity, sports were canceled, people weren’t going to gyms. Of course, there was an impact to PT, and our volumes significantly declined.

ATI Physical Therapy – Investor Presentation Transcript

Our volumes have been steadily climbing back towards normal throughout 2020. We are not back to normal yet. We expect to see our volumes return to normal in 2021, and a timely rollout of COVID 19 vaccinations will be a big driver. As we exit 2021 and move to 2022, we are excited about continuing the momentum we had pre-COVID, and taking advantage of our scalable support platform as we continue to grow.

Turning to slide 28, this slide provides a bridge to 2022. Ultimately, we get from 2019, the last year of normal operations pre-COVID to 2022, $175 million of Adjusted EBITDA, by leveraging the three pillars of growth that Labeed and I previously discussed.

We expect continued same store growth to be driven through targeted marketing, operational efficiencies, and driving team-based care. And in addition to that, there will be a short-term benefit from the ramp of 2018 and 2019 De Novos that did not have the opportunity to mature because of COVID.

Additionally, as I already covered, we expect to see continued growth from new De Novos.

Additionally, not built into this model but a very real opportunity for us is M&A. I will skip over slide 29, as it provides simply a summary of the historical and projected financials, and turn to the last section, transaction overview, and move to slide 31.

Slide 31 lays out transaction details.

There are a few things that I’d like to highlight on this slide. We valued ATI at a 14 times multiple, which is an attractive multiple when compared to our public competitors; and at 2022 Adjusted EBITDA of $175 million, results in an enterprise value of approximately $2.5 billion. Through the transaction we are raising cash from the SPAC of $345 million, and a PIPE investment of $300 million. Our existing preferred holders are also rolling a significant portion of their equity into common stock given the attractive valuation.

We are utilizing the capital raised from the transaction primarily to de-lever our balance sheet. As Drew mentioned earlier, we are not taking cash out of the business, but ultimately driving down our overall debt load. Our pro forma total debt coming out of the transaction will be $470 million which results in a 2021 net leverage ratio of 3.1 times.

And as we return to normal in 2022, we expect to naturally de-lever to 2.1 times. The conservative capital structure coming out of the de-SPAC, is designed to provide us with flexibility, and an opportunity to further accelerate growth.

ATI Physical Therapy – Investor Presentation Transcript

The bottom right-hand side of the chart simply lays out the pro forma ownership. The one thing that I would hit on here, which Drew touched on earlier is the deferral of founder shares, which points to the confidence that Fortress has in ATI’s ability to grow and continue to create value as a public company.

So with that, I’ll turn it back over to Drew to talk through the last few slides.

Drew McKnight:	Thanks, Joe, moving onto slide 32. When we look at the public companies, we see a clear comp in USPH and we believe we see ATI at a clear discount to USPH. Ultimately, we believe we will earn a premium multiple, but we know and the management team knows, we need to earn that. We also see ATI being contributed by Advent at a clear discount to other applicable comps that are higher growth, higher value.

When you look at EV to 2022 EBITDA of 14 times, you look at the growth rate of mid-single digits on revenue, low to mid-teens, EBITDA growth, and almost 20% EBITDA margins, we think ATI stands out.

Furthermore, as Joe walked through, some of the embedded De Novo EBITDA growth that’s not in these numbers gives further upside. Layer on the M&A opportunities, and we think this sets up for a fantastic opportunity moving out of COVID and into the next one, two, and three years.

Moving onto slide 33, we touched on this alignment, but we don’t think this can be stressed enough. It was important to us when we first began talking with both ATI and with Advent that we figured out this alignment. We didn’t want the sponsor promote shares to get in the way from us merging with the business that we wanted to.

We feel our willingness to defer our promote aligns us with the public shareholders and investors. Furthermore, we think Advent contributing the asset at what we believe is a healthy discount to public comps further sets this up for success.

The incentive shares align us both in participating in the incremental upside with the PIPE and equity investors. With that, I’ll pass it back to Labeed to conclude the call.

Labeed Diab:	Thanks, Drew. Thanks, Joe, and thanks for taking the time to listen to our story. Again, I couldn’t be more excited about the journey that we’re taking our company on from being a privately held company to a publicly traded company. And if there are any questions or any dialog that we can clarify for you, don’t hesitate to reach out. Thanks and have a great day.

[END]

ATI Physical Therapy – Investor Presentation Transcript

Forward-Looking Statements

All statements other than statements of historical facts contained in this communication are forward-looking statements. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share, the satisfaction of closing conditions to the potential transaction and the PIPE, the level of redemptions by Fortress Value Acquisition Corp. II’s, a Delaware corporation (“Parent”), public stockholders and the timing of the completion of the potential transaction, including the anticipated closing date of the transaction among Parent, Wilco Holdco, Inc., a Delaware corporation (the “Company”), and FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of Parent (the “Business Combination”). These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the Company’s and Parent’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company and Parent. These forward-looking statements are subject to a number of risks and uncertainties, including (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination or that the approval of the stockholders of Parent is not obtained; (iii) the ability to maintain the listing of the combined company’s securities on NYSE; (iv) the inability to complete the PIPE; (v) the risk that the proposed Business Combination disrupts current plans and operations of Parent or the Company as a result of the announcement and consummation of the transaction described herein; (vi) the risk that any of the conditions to closing are not satisfied in the anticipated manner or on the anticipated timeline; (vii) the failure to realize the anticipated benefits of the proposed Business Combination; (viii) risks relating to the uncertainty of the projected financial information with respect to the Company and costs related to the proposed Business Combination; (ix) risks related to the rollout of the Company’s business strategy and the timing of expected business milestones; (x) the effects of competition on the Company’s future business and the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (xi) risks related to political and macroeconomic uncertainty; (xii) the outcome of any legal proceedings that may be instituted against Parent, the Company or any of their respective directors or officers, following the announcement of the potential transaction; (xiii) the amount of redemption requests made by Parent’s public stockholders; (xiv) the ability of Parent’s or the combined company to issue equity or equity-linked securities or obtain debt financing in connection with the proposed Business Combination or in the future; (xv) the impact of the global COVID-19 pandemic on any of the foregoing risks; and (xvi) those factors discussed in Parent’s final prospectus dated August 11, 2020 and any Quarterly Report on Form 10-Q, in each case, under the heading “Risk Factors,” and other documents of Parent’s filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Parent nor the Company presently know or that Parent and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Parent’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Parent and the Company anticipate that subsequent events and developments will cause Parent’s and the Company’s assessments to change. However, while Parent and the Company may elect to update these forward-looking statements at some point in the future, Parent and the Company specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing Parent’s and the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

ATI Physical Therapy – Investor Presentation Transcript

Additional Information About the Proposed Business Combination and Where To Find It

This communication is being made in respect of the proposed Business Combination involving Parent and the Company. Parent intends to file with the SEC a preliminary proxy statement relating to the proposed Business Combination, which will be mailed (if and when available) to its stockholders once definitive. This communication does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the proposed Business Combination. Parent’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, any amendments thereto, the definitive proxy statement and any other documents filed, in connection with Parent’s solicitation of proxies for its special meeting of stockholders to be held to approve the proposed Business Combination and other matters, as these materials will contain important information about Parent, the Company and the proposed Business Combination.

When available, the definitive proxy statement and other relevant materials for the proposed Business Combination will be mailed to stockholders of Parent as of the record date to be established for voting on the proposed Business Combination. Stockholders of Parent will also be able to obtain copies of the proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov. In addition, the documents filed by Parent may be obtained free of charge from Parent at https://www.fortressvalueac2.com/sec-filings or upon written request to Parent at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations, or by calling (212) 798-6100.

Disclaimer

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or an applicable exemption from the registration requirements thereof. This communication relates to a proposed Business Combination between Parent and the Company.

Participants in the Solicitation

Parent, the Company and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from Parent’s stockholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Parent’s stockholders in connection with the proposed Business Combination will be set forth in Parent’s proxy statement when it is filed with the SEC. You can find more information about Parent’s directors and executive officers in Parent’s final prospectus dated August 11, 2020 and filed with the SEC on August 13, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in Parent’s preliminary and definitive proxy statement when it becomes available. Stockholders, potential investors and other interested persons should read the proxy statement carefully when it becomes available before making any voting or investment decisions. When available, these documents can be obtained free of charge from the sources indicated above.